                                                                   Exhibit 10.9

                             FORWARD STOCK CONTRACT


To:               Patriot American Hospitality, Inc.
                  1950 Stemmons Freeway, Suite 6001
                  Dallas, Texas  75207
                  Attn.:  William W. Evans III

To:               Patriot American Hospitality Operating Company
                  1950 Stemmons Freeway, Suite 6001
                  Dallas, Texas 75207
                  Attn.:  Leslie Ng

From:             Union Bank of Switzerland, London Branch
                  c/o UBS Securities LLC, as agent
                  299 Park Avenue
                  New York, NY  10171

Date:             31 December 1997


Ladies and Gentlemen,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to the "Transaction" shall be deemed to be references to a "Swap Transaction" solely for the purposes of the 1991 ISDA Definitions.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of 31 December 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

I.     The Transaction

Patriot American Hospitality, Inc. (the "REIT") and Patriot American Hospitality Operating Company (the "OPCO") (each a "Company" and collectively, the "Companies") and the Union Bank of Switzerland, London Branch ("UBS") acting through UBS Securities LLC as its agent for each purchase or sale of Securities ("UBS LLC"), hereby agree to make the payments and deliveries provided for in Sections III., IV. and V. hereof, all on the terms more particularly specified herein (this "Confirmation").

II.     Definitions

For the purpose of this Confirmation, the following terms shall have the meanings set opposite:


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                             FORWARD STOCK CONTRACT

Adjustments:                        In the event of:

                                    (a) a subdivision, consolidation or
                                    reclassification of the Paired Shares, or a free distribution or dividend of any Paired Shares to all existing, holders of Paired Shares by way of bonus, capitalization or similar issue; or

                                    (b) a distribution or dividend to all
                                    existing holders of Paired Shares of, (i) additional Paired Shares or (ii) other share capital or securities granting right to payment of dividends and/or the proceeds of' liquidation of either Company equally or proportionally with such payments to holders of' Paired Shares;

                                    an adjustment shall thereupon be effected to the Forward Price and/or the Underlying Shares at the time of such event with the intent that following such adjustment, the value of this Transaction is economically equivalent to the value immediately prior to the occurrence of the event causing the adjustment.

Calculation Agent:                  UBS, whose calculations and determinations
                                    shall be made in a commercially reasonable manner and shall be binding absent manifest error.

Calculation Period:                 Means each period commencing on and
                                    including:

                                    (i) in the case of the first Calculation
                                    Period, the Effective Date and ending on but excluding the earlier of the first Interim Settlement Date or Day S, and

                                    (ii) for each period thereafter, an Interim
                                    Settlement Date and ending on but excluding the earlier of the next following Interim Settlement Date or Day S.

                                    If there is a Partial Settlement, then (i) the Calculation Period for the Settlement Shares covered by such Partial Settlement shall end on Day S for such Partial Settlement and (ii) the Calculation Period for the remaining Underlying Shares shall be determined without regard to such Partial Settlement.

Collateral Release Shares:          Paired Shares delivered pursuant to
                                    Section V.C.

Collateral Valuation Date:          In the event that the Companies posts cash
                                    collateral pursuant to Section V. or VI. any day upon which the amount of collateral required is calculated.

Compounding Period:                 Means each period commencing on and
                                    including:

                                    (i) in the case of the first Compounding
                                    Period, the Effective Date and ending on but excluding the earlier of the first Interim Settlement Date or Day S, and

                                    (ii) for each period thereafter, an Interim
                                    Settlement Date and ending on but excluding the earlier of the next following Interim Settlement Date or Day S.

                                    If there is a Partial Settlement, then (i) the Compounding Period for the Settlement Shares covered by such Partial Settlement shall end on Day S for such Partial Settlement and (ii) the Compounding Period for the remaining Underlying Shares shall be determined without regard to such Partial Settlement.


                                       2

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                             FORWARD STOCK CONTRACT

Customer Account:                   The account established in favor of the
                                    Companies pursuant to the Customer Agreement dated the date hereof between the Companies and UBS Securities LLC.

Daycount Fraction:                  Actual/360.

Day S:                              For Settlement pursuant to Section III. or
                                    VI. or Interim Net Stock Settlement pursuant to Section IV., the day upon which settlement activities shall begin.

Dividend Amount:                    (A) Means, on each Interim Settlement Date
                                    or Day S an amount in U.S. Dollars equal to the sum of all cash distributions paid on either a REIT share or on an OPCO share comprising part of a Paired Share, during the relevant Compounding Period; and

                                    (B) Separately, and not included in Dividend
                                    Amount, UBS will cause UBS LLC to pay to the Companies on the Business Day after the relevant dividend payment date declared by the Companies' Board of Directors, (i) all cash dividends on Paired Shares that have gone ex-dividend, but on which dividends have not been paid, prior to the end of the final Compounding Period for any settlement, based on a number of Paired Shares equal to the number of Settlement Shares for such settlement, (ii) all cash dividends received by UBS at any time, on Paired Shares delivered by the Companies pursuant to
                                    Section III. E. that have gone ex-dividend after Day S but prior to the end of the Unwind Period for any settlement, and (iii) all cash dividends paid on Paired Shares held in the Customer Account.

Effective Date:                     31 December 1997

Exchange Trading Day:               Each day on which the Relevant Exchange is
                                    open for trading.

Forward Price:                      On each Interim Settlement Date or Day S,
                                    the Forward Price shall be determined for
                                    such day by:

                                    a) multiplying the Initial Price for the Compounding Period by the sum of

                                    1 plus the product of (i) the appropriate
                                    Daycount Fraction and (ii) the sum of (x)
                                    LIBOR, determined as of the previous Interim
                                    Settlement Date (or in the case of the first
                                    Interim Settlement Date, as of the Effective
                                    Date) for a Designated Maturity of 3 months, and (y) the Spread; and

                                    b) subtracting the Dividend Amount at that date;

                                    PROVIDED HOWEVER that if the Companies
                                    deliver Interim Settlement Shares pursuant to Section IV. or Collateral Release Shares pursuant to Section V.C. during any Calculation Period, the Forward Price for purposes of determining the Initial Price for the first Compounding Period during such Calculation Period, shall be adjusted to a price equal to the closing price of the Paired Shares on the Exchange Trading Day immediately prior to the most recent Interim Settlement Date, adjusted up for any positive result or down for any negative result of the following formula:

                                    (i) the Interim Settlement Amount for the most recent Interim Settlement Date.


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                             FORWARD STOCK CONTRACT

                                    minus,

                                    (ii) the product of (x) the number of
                                    Interim Settlement Shares or Collateral
                                    Release Shares, as the case may be, and (y) the average closing price of the Paired Shares on the five (5) Exchange Trading Days immediately following the receipt of the Interim Settlement Shares by UBS pursuant to
                                    Section IV. or the Collateral Release Shares pursuant to Section V.C.

                                    then divide such result by,

                                    (iii) the number of Underlying Shares.

Initial Price:                      Means,

                                    a) for the Compounding Period ending on the first Interim Settlement Date, an amount in U.S. Dollars equal to $28.8125, and

                                    b) for each subsequent Compounding Period, the Forward Price as calculated on or adjusted as of the preceding Interim Settlement Date.

Interim Settlement Dates:           31 March 1997, 30 June 1998, 30 September
                                    1998, subject to adjustment in accordance with the Modified Following Business Day convention.

Interim Settlement Amount: on any Interim Settlement Date, the product of (a) the number of Underlying Shares, and (b) the amount by which the Forward Price exceeds the closing price of the Paired Shares on the Exchange Trading Day immediately prior to such Interim Settlement Date.

Interim Settlement Shares: The Interim Settlement Amount divided by the closing price of the Paired Shares on the Exchange Trading Day immediately prior to such Interim Settlement Date.

LIBOR Means USD-LIBOR-BBA as such term in defined in the Agreement.

Mandatory Unwind Date:              In the case of a Mandatory Unwind Event
                                    specified in clause (i) of Mandatory Unwind provisions of Section VI., at least three
                                    Exchange Trading Days following such
                                    Mandatory Unwind Event. In the case of a Mandatory Unwind Event specified in clause
                                    (ii) of such provision, the date specified in the notice delivered to the Companies pursuant to such provision of Section VI.

Mandatory Unwind               Mandatory
Thresholds:                Unwind Thresholds             Unwind Share Limit
                           -----------------             ------------------
                                $20.00                   up to 33.0% of Underlying Shares
                                $18.75                            67.0%
                                $17.25                            100.0%


Maturity Date:                      One (1) year after the Effective Date,
                                    subject to extension upon the written
                                    approval of UBS in its sole discretion.


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                             FORWARD STOCK CONTRACT

Maturity Placement Fee:             0.50%, based on the mechanics in Section E.
                                    The parties may agree to alter the
                                    settlement mechanics which may result in a different Maturity Placement Fee.

Paired Shares:                      Shares of beneficial interest, $0.01 par
                                    value per share, of the REIT (the "REIT
                                    Shares") and shares of Common Stock, par value $0.01 per share, of OPCO (the "OPCO
                                    Shares"), which are paired and traded as a unit consisting of one (1) REIT Share and one (1) OPCO Share.

Relevant Exchange:                  Means, with respect to any Exchange Trading
                                    Day, the principal Stock Exchange on which the Paired Shares are traded on that day.

Settlement Amount:                  The product of the Settlement Price and the
                                    Settlement Shares.

Settlement Disruption Event:        Means an event beyond the control of the
                                    parties as a result of which The Depository
                                    Trust Company ("DTC") or any successor
                                    depository cannot effect a transfer of the Settlement Shares or the Paired Shares. If there is a Settlement Disruption Event on a Valuation Date, then the transfer of the Paired Shares that would otherwise be due to be made by UBS LLC for the account of UBS or the transfer of the Paired Shares that would otherwise be due to be made by the succeeding Exchange Trading Day on which settlement can take place through DTC, provided that if such a Settlement
                                    Disruption Event persists for five
                                    consecutive Business Days, then the Party obliged to deliver such Settlement Shares shall use its best efforts to cause such Shares to be delivered promptly thereafter to the other Party in any commercially reasonable manner.

Settlement Price:                   If Day S is an Interim Settlement Date or
                                    the Maturity Date, the Forward Price;
                                    otherwise the Forward Price adjusted for LIBOR breakage adjustments (either positive or negative) for the such Forward Price for the period from Day S to the next following
                                    Interim Settlement Date. Any breakage
                                    adjustments shall be calculated by the
                                    Calculation Agent in accordance with normal industry standards.

Settlement Shares:                  The number of shares up to the full amount
                                    of Underlying Shares subject to settlement under Section III. or VI.

Spread:                             1.40% per annum.

Stock Exchange:                     Means the New York Stock Exchange, the
                                    American Stock Exchange or NASDAQ.

Stock Settlement
Unwind Price:                       The daily average closing price of the
                                    Paired Shares for Exchange Trading Days
                                    during the Unwind Period.

Trade Date:                         31 December 1997.

UBS LLC:                            UBS Securities LLC

Unwind Period:                      In the event of Stock Settlement or Net
                                    Stock Settlement 100 Exchange Trading Days
                                    (or a proportionately smaller number of
                                    Exchange Trading Days for partial
                                    settlements) beginning on Day S; provided that UBS may extend such period (such extension not to exceed 20 Exchange Trading
                                    Days) and that the


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                             FORWARD STOCK CONTRACT

                                    Unwind Period shall be automatically
                                    extended i) upon the occurrence of a Market
                                    Disruption Event and ii) for any day during the Unwind Period that the Company is not able to provide an updated and effective registration statement to UBS.

Underlying Shares:                  3,250,000 Paired Shares of the Companies
                                    (NYSE ticker "PAH"), subject to adjustment in the event of partial settlements.

Valuation date:                     In the case of determining any Physical
                                    Settlement value, Net Stock Settlement
                                    Shares or Stock Settlement Shares, Day S, the day preceding Day S and all Exchange
                                    Trading Days during the Unwind Period; in the case of determining any Preliminary
                                    Stock Settlement Shares or Preliminary Net
                                    Stock Settlement Shares, the Exchange
                                    Trading Day immediately preceding Day S; in the case of determining the Interim
                                    Settlement Amount and related calculation, the day prior to the Interim Settlement
                                    Date, and the five (5) Exchange Trading Days following receipt of Interim Settlement
                                    Shares by UBS.

Valuation Time:                     4:00 pm EST, or in the event the Relevant
                                    Exchange closes early, such closing time.

III.     Settlement

A.       Notice and Procedures

1. The Companies may on any Exchange Trading Day up to and including the Maturity Date, upon the giving of at least five (5) Business Days telephonic notice to UBS (the "Settlement Notice"), settlement all or part of this Transaction. The Settlement Notice shall specify:

                  (i)  the Settlement Shares,

                  (ii) the settlement method subject to change upon notice as described below in this section (Physical, Stock or Net Stock Settlement, as such methods are described below); and

                  (iii) Day S, which smut be an Exchange Trading Day; provided however, that if Physical or Net Stock Settlement is selected and in UBS' reasonable judgement the settlement of the Settlement Shares would potentially violate or contravene any legal or regulatory prohibition or requirement applicable to UBS or cause UBS to contravene any established UBS corporate policy or compliance policy which relates to any legal or regulatory prohibition or requirement applicable to UBS (other than any corporate policy limiting the amount of UBS's investment in another entity) then UBS shall at least three
                  (3) Business Days prior to proposed Day S, notify the Companies telephonically (confirmed by writing) of any such impediment and is estimate of the period during which such impediment will preclude UBS' ability to settle all or part of this Transaction.

                  The Settlement Notice shall be effective only if the notice requirements specified above are fulfilled; provided, that if such notice is incomplete, and i) if no settlement method is specified, then the settlement method shall be deemed to be Physical Settlement and ii) if no Day S is specified, Day S shall be deemed to be one Exchange Trading Date after the Maturity Date and Settlement Shares shall be deemed to equal Underlying Shares; and provided further that the Companies may upon telephonic notice to UBS of at least one (1) Exchange Trading Day prior to the proposed Say S, withdraw any Settlement Notice.


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                             FORWARD STOCK CONTRACT

         In the case of any partial settlement, following such settlement the number of Underlying Shares to which this Transaction shall relate shall be adjusted, as of Day S, by subtracting the number of Settlement Shares from the number of Underlying Shares (as the same may have been adjusted prior to such Partial Settlement) immediately prior to such Day S. The Settlement Shares shall not be subject to forward accretion and shall be treated separately from the remaining Underlying Shares during any Unwind Period.

         In the event that the Company provided notice of Stock or Net Stock Settlement, on any day during the applicable unwind period, upon providing one Business Day's telephonic notice, the Company may elect to effect Physical Settlement for all remaining Settlement Shares. The number of Settlement Shares deemed to have already been settled shall equal the Settlement Shares times a fraction, the numerator of which shall equal the number of elapsed Exchange Trading Days in the Unwind Period until the notice date and the denominator of which shall equal the total Exchange Trading Days in the Unwind period as agreed to among the parties; provided however, that the number of Settlement Shares deemed to have already been settled shall be adjusted to reflect adjustments (if any) to the Unwind Period prior to the notice date for Physical Settlement. In the event that the Companies elect to effect Physical Settlement pursuant to this paragraph, (i) the notice day shall become the final day of the Unwind Period with regard to Settlement Shares that are deemed to have been settled, and (ii) the Exchange Trading Day immediately following the notice day shall become Day S for the remaining Settlement Shares and the Settlement Price for these remaining Settlement Shares shall be recalculated accordingly.

2. On Day S, the Settlement Price for the Settlement Shares and the Settlement Amount shall be determined for Day S.

3. The Settlement Amount shall be determined and the settlement procedures executed pursuant to the settlement method (B, C, or D of this Section III.) selected by the Companies in their sole discretion.

4. It shall be a condition precedent to any right of the Companies to elect Stock Settlement (III. C. below) or Net Stock Settlement (III. D. below), that the Companies must (i) notify UBS (in writing or telephonically) of such election at least five (5) Business Days prior to Day S and (ii) prior to Day S, cause to be filed with the Securities and Exchange Commission (the "Commission") and cause to become effective under the Securities Act of 1933, as amended (the "Securities Act") a registration statement that results in UBS being able to resell all Paired Shares to be delivered by the Companies to UBS LLC for the account of UBS in effecting such Stock Settlement or Net Stock Settlement without further registration under the Securities Act. Such registration statement shall include one or more preliminary prospectuses, prospectuses, and any amendments and supplements therefor such that any preliminary prospectus or prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. In addition, the Companies shall not deliver any Paired Shares to UBS LLC for the account of UBS pursuant to Section IV. below unless at the time of such delivery a registration statement has become effective under the Securities Act that results in UBS being able to resell such Paired Shares without further registration under the Securities Act, such Registration Statement to include one or more preliminary prospectuses, prospectus and any amendments or supplements thereto such that any preliminary prospectus or prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Companies further agree that it will cause any such Registration Statement referred to in this paragraph 5 of Section III.A. to remain in effect until the earliest of the date on which (i) all Paired Shares issued pursuant hereto and not required to be delivered to the Companies hereunder have been sold by UBS LLC for the account of UBS and UBS agrees to notify the Companies of such fact, within two (2) Business Days of its occurrence, (ii) UBS LLC for the account of UBS is able to sell the Paired Shares subject thereto under Rule 144(k), or (iii) UBS has advised the Companies that it no longer requires that such registration statement be effective; provided, however, that in no event shall the Companies be obligated to

                             FORWARD STOCK CONTRACT

         keep such Registration Statement effective for more than 10 Exchange Trading Days after the end of the applicable Unwind Period.

B.       Physical Settlement

         If the Companies elect Physical Settlement, the Companies shall settle by delivering cash in an amount equal to the Settlement Amount in exchange for the Settlement Shares ("Physical Settlement") on the Exchange Trading Day immediately succeeding Day S. UBS shall cause UBS LLC for the account of UBS to deliver the Settlement Shares to the Companies on the Exchange Trading Day immediately succeeding Day S upon receipt of such Physical Settlement.

C.       Stock Settlement

         If the Companies elect to settle the Settlement Amount by delivering Paired Shares in exchange for the Settlement Shares ("Stock Settlement"), the number of Paired Shares to be delivered (the "Stock Settlement Shares") shall be equal to (i) the Settlement Amount divided by (ii) the Stock Settlement Unwind Price. The mechanics for settlement are set forth in Section III. E. below.

D.       Net Stock Settlement

         If the Companies elect to settlement the Settlement Amount on a net stock basis ("Net Stock Settlement"), the number of the net stock settlement shares (the "Net Stock Settlement Shares") shall equal:

                  a) (i) the number of Settlement Shares, times (ii) the amount (positive or negative) equal to the Settlement Price minus the Stock Settlement Unwind Price,

                  such product divided by,

                  b)  the Stock Settlement Unwind Price.

         If such calculation yields a negative number, this shall indicate the number of Paired Shares to be delivered by UBS LLC for the account of UBS to the Companies. The mechanics for settlement are set forth in
         Section III. E. below. (This section does not apply for purposes of Interim Net Stock Settlement).

E.       Stock and Net Stock Settlement Mechanics

         1.       Preliminary Stock Settlement:

                  If the Companies elect Stock Settlement, the Companies shall deliver to UBS LLC for the account of UBS, by 11:00 a.m. on Day S, that number of Paired Shares (the "Preliminary Stock Settlement Shares") equal to the product of (i) the Settlement Amount divided by the closing price of the Paired Shares on the Exchange Trading Day immediately preceding Day S, times
                  (ii) 10.5%. Upon receipt of the Preliminary Stock Settlement Shares, UBS will cause UBS LLC to deposit the Settlement Shares in the Companies' Customer Account.

         2.       Preliminary Net Stock Settlement:

                  If the Companies elect Net Stock Settlement and if the Settlement Price exceeds the closing price of the Paired Shares on the Exchange Trading Day immediately preceding Day S, the Companies shall deliver to UBS LLC for the account of UBS by 11:00 a.m. on Day S, that number of Paired Shares (the "Preliminary Net Stock Settlement Shares) equal to:


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

                             FORWARD STOCK CONTRACT

                  a) the sum of (i) the product of the number of Settlement Shares times the difference between the Settlement Price and the closing price of the Paired Shares on the Exchange Trading Day immediately preceding Day S and (ii) 5% of the Settlement Amount, and such amount divided by

                  b) the closing price of the Paired Shares on the Exchange Trading Day immediately preceding Day S.

                  If the closing price of the Paired Shares on the Exchange Trading Day immediately preceding Day S exceeds the Settlement Price, the Companies shall not be required to deliver any shares to UBS LLC for the account of UBS under this subsection III.E.2.

         3. By 11:00 a.m. on every fifth (5th) Exchange Trading Day (other than the final Exchange Trading Day) during the Unwind Period and on the Business Day following the final Exchange Trading Day of the Unwind Period:

                  (a)  For Stock Settlement:

                  Stock Settlement Shares shall be calculated as if such Exchange Trading Day were the final Exchange Trading Day of the Unwind Period.

                  (i) If (a) Stock Settlement Shares (calculated as set forth above) are greater than (b) the sum of (x) Preliminary Stock Settlement Shares plus (y) any shares previously delivered pursuant to this subparagraph (i), ten the Companies shall deliver that number of Paired Shares equal to the difference between (a) and (b) to UBS LLC for the account of UBS, and

                  (ii) as of the final day of the Unwind Period, if (a) the sum of (x) Preliminary Stock Settlement Shares plus (y) any shares previously delivered pursuant to this settlement under subparagraph (i), above is greater than Stock Settlement Shares, then UBS LLC, for the account of UBS, shall deliver that number of Paired Shares equal to the difference between
                  (a) and (b) above to the Companies' Customer Account.

                  (b)  For Net Stock Settlement:

                  Net Stock Settlement Shares shall be calculated as if such Exchange Trading Day were the final Exchange Trading Day of the Unwind Period.

                  (i) if (a) Net Stock Settlement Shares are greater than (b) the sum of (x) Preliminary Net Stock Settlement Shares plus
                  (y) any shares previously delivered pursuant to this settlement under this subparagraph (i), then the Companies shall deliver Paired Shares (which Paired Shares may be delivered from its Margin Account) equal in number to the difference between (a) and (b) to UBS LLC for the account of UBS, or

                  (ii) as of the final day of the Unwind Period, if (a) the sum of (x) Preliminary Net Stock Settlement Shares plus (y) any shares previously delivered pursuant to this settlement under subparagraph (i), above is greater than (b) net Stock Settlement Shares, then UBS LLC, for the account of UBS, shall deliver that number of Paired Shares equal to the difference between (a) and (b) above to the Companies' Customer Account.

         4. The Companies shall cause all shares delivered by it to UBS LLC for the account of UBS to be fully and effectively registered under the Securities Act (as provided in Section III.A.5.
                  above).

                             FORWARD STOCK CONTRACT

         5. On the Exchange Trading Day following the final Exchange Trading Day of the Unwind Period, UBS LLC for the account of UBS shall release all claims to Paired Shares held in the Companies' Customer Account, including any Settlement Shares delivered pursuant to Preliminary Stock Settlement (Section
                  III. E.1. above), and deliver all such Paired Shares to the Companies with the dollar value of all fractional shares settled in cash.

         6.       In the event of Stock or Net Stock Settlement pursuant to
                  Section III. C. or III.D., the Companies shall pay an unwind accretion fee, in cash or stock, calculated in accordance with the following formula:

                  Settlement Amount x (days in Unwind Period) x (1 month LIBOR + Spread)

         7.       In the event of Stock or Net Stock Settlement pursuant to
                  Section III.C. or III.D., the Companies shall pay a placement fee to UBS LLC for the account of UBS calculated as:

                  Settlement Amount x Maturity Placement Fee %

IV.      Interim Net Stock Settlement

         On each Interim Settlement Date, if the Forward Price exceeds the closing price of the Paired Shares on such interim Settlement Date, then on the Business Day following the Fifth Exchange Trading Day thereafter the Companies shall deliver a number of Paired Shares to UBS LLC for the account of UBS equal to the Interim Settlement Shares; provided however, that if the Companies are restricted by law or regulation or self-regulatory requirements or related policies and procedures, whether or not such requirements, policies or procedures are imposed by law directly or have been voluntarily adopted by the Companies to insure compliance with applicable laws, or in its reasonable judgement is otherwise unable or unwilling to deliver registered Paired Shares, the Companies shall deliver Cash Collateral to UBS as described in Section V.B. below.

V.       Collateral Provisions

A. If the Companies fail to deliver an effective resale registration statement within 60 days of a written request by UBS for the Companies to deliver of an effective resale registration statement, then until an effective resale registration statement is provided and an Interim Net Stock Settlement can be effected, the Companies shall deliver Cash Collateral in an amount equal to the Interim Settlement Amount to UBS. If Cash Collateral is delivered pursuant to this Section V.A., then until an Interim net Settlement can be effected or the transaction is settled on a Physical Settlement basis or a registration statement becomes effective, the Interim Settlement Amount shall be recalculated and the amount of Cash Collateral shall be adjusted to equal such recalculated Interim Settlement Amount on a biweekly (every 2 weeks) basis.

B. In the event that the Companies do not deliver Paired Shares pursuant to Section IV. for one or more of the reasons described in the provision at the end of such paragraph, then, unless Cash Collateral has been delivered pursuant to Section V.A. above, the Companies shall deliver Cash Collateral in an amount equal to the Interim Settlement Amount to a Cash Collateral Account at UBS.

C. If the Companies have delivered Cash Collateral to UBS pursuant to Sections V.A. or V.B. above, at the Companies' option, the Companies may deliver freely salable registered Paired Shares to UBS equal in saleable market value, based on closing market prices on the Exchange Trading Day prior to such delivery, to the value of the Cash Collateral held in the Cash Collateral Account at UBS. Prior to the next Interim Settlement Date, if on any five consecutive Business Days the Market Price of the Paired Shares closes above the Forward Price as of the prior Reset Date, UBS shall deliver all cash collateral held, to the Companies. On


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

                             FORWARD STOCK CONTRACT

         the day after such Exchange Trading Date, UBS shall release all claims to Cash Collateral held in the Cash Collateral Account and deliver such amounts to the Companies. On any subsequent Interim Settlement Date, if Cash Collateral is held by UBS, UBS shall deliver to the Companies within five (5) Business Days after such Interim Settlement Date, the amount by which the amount of Cash Collateral exceeds the Interim Settlement Amount.

D.       Security Interest.

         The Companies hereby pledges to UBS, as security for its obligations herein, a first priority continuing security for its obligations herein, a first priority continuing security interest in, lien on and right of set-off against all Cash Collateral Paid to UBS, or UBS Securities LLC, as its agent. Upon release to the Companies by UBS of such Cash Collateral, the security interest and lien granted hereunder will be released immediately, and, to the extent possible, without any further action by either party.

E.       Representations

         As of the Trade Date of this Confirmation, the Companies represent to UBS (which representations will be deemed to be repeated as of each date that the Companies Pay Cash Collateral to UBS) that:

         (i) each Company has the power to grant a security interest in and lien on any Cash Collateral it Pays to UBS and has taken all necessary actions to authorize the granting of that security interest and lien;

         (ii) each Company is the sole owner of or otherwise has the right to Pay all Cash Collateral to UBS hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien created hereby;

         (iii) upon Payment of any Cash Collateral to UBS under the terms of this Confirmation, UBS will have a valid and perfected first priority security interest therein (assuming that any third-party financial intermediary or other entity not within its control involved in the transfer of the Cash Collateral gives the notice sand takes the action required of it under applicable law for perfection of that interest);

         (iv) the performance by each Company of its obligations under this Confirmation will not result in the creation of any security interest, lien or other encumbrance on any Cash Collateral other than the security interest and lien granted hereunder; and

         (v) the Companies will be solvent and able to pay its debts as they mature, will have capital sufficient to carry on business and all business in which it engages, and will have assets which will have a present fair market valuation greater tan the amount of all of its liabilities.

F.       Other Collateral Provisions

         During settlement of the Transaction pursuant to Sections III. Or VI. Any Cash Collateral held by UBS shall be held until the end of the applicable Unwind Period and shall be released upon the final Settlement Date for that Unwind Period.

G.       Definitions related to Collateral Provisions

         "Cash Collateral" means the amount of cash denominated in USD, if any, Paid by the Companies to or for the benefit of UBS, acting through UBS Securities LLC as its agent, pursuant to Sections IV. or V. of this Confirmation.


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

                             FORWARD STOCK CONTRACT

         "Local Business Day" means a day on which commercial banks in New York, New York are open for business (including dealings in foreign exchange).

         "Paid", "Pays" or "Payment" means payment in same day funds in the same manner provided for payments to be made to UBS, or UBS Securities LLC as its agent under this Confirmation.

VI.      Certain Covenants and Other Provisions

Ability to Settle in Stock:         As of the date hereof, the Companies have
                                    not, and after the date hereof, the
                                    Companies will not, enter into any
                                    obligation that would contractually
                                    prohibit the Companies from Stock Settlement of any shares under this Agreement.

Allocation between the REIT
and OPCO:                           As between the _________ and OPCO, (i) any
                                    delivery to or by the Companies of the REIT
                                    Share portion of Paired Shares pursuant to this Confirmation shall be made by delivery to or by the REIT, (ii) any delivery to or by the Companies of the OPCO share portion of Paired Shares pursuant to this Confirmation shall be made by delivery to or by OPCO, and (iii) any delivery to or by the Companies of cash pursuant to this Confirmation shall be allocated between the REIT and OPCO between and among themselves based on the ratios that the Companies allocate proceeds of any issuance of Paired
                                    Shares pursuant to the Pairing Agreement between the Companies as amended from time to time without effect on any obligation of the Companies to UBS or on any obligation of UBS to the Companies. Such Allocation ratios are currently set at 95% to the REIT and 5% to the OPCO.

Condition Precedent to
Physical Settlement:                It shall be a condition precedent to any
                                    right of the Companies to elect Physical
                                    Settlement, that the Companies must, not more than 180 days prior to such Day S, have completed the private placement or public offering of such number of Shares or any security that may be converted, exchanged or exercised into Shares, having such initial purchase price so as to provide the Companies with net cash proceeds in an amount not less than the Settlement Amount.

Mandatory Unwind Event:             If at any time prior to the Maturity Date:

                                    (i) the average closing price on the
                                    Relevant Exchange of the Paired Shares on any two consecutive Exchange Trading Days, other than a day on which a Market Disruption Event has occurred, is equal to or less than any of the Mandatory Unwind Thresholds, then such day shall be declared an Interim Settlement Date, and UBS shall have the right upon written notice to the Companies, to require the parties to settle all or a portion of the Transaction (up to the cumulative Unwind Share Limit for the corresponding Mandatory Unwind Threshold) on the Mandatory Unwind Date pursuant to the settlement procedures set forth in Section
                                    III. Above.

                                    Once a Mandatory Unwind Event has occurred, if the trading price of the Paired Shares is less than a lower mandatory Unwind Threshold, UBS shall have the right upon providing notice to the Companies, to require the Parties to settle pursuant to
                                    Section III above on the Mandatory Unwind
                                    Date, all or a portion of the Transaction, up to a number of Paired Shares equal to the number of Underlying Shares multiplied by the corresponding cumulative Unwind Share Limit, on the

                             FORWARD STOCK CONTRACT

                                    mandatory Unwind Date pursuant to the
                                    settlement procedures set forth in Section
                                    III. above; or,

                                    (ii) if any of the following events occur:

                                    (1) any Financial Covenant Default as more particularly described in Exhibit A attached hereto;

                                    (2) any Event of Default that has not been cured or (except for Events of Default with respect to those provisions of the REITS Credit Agreement specified in Exhibit A attached hereto) waived under the REIT's Credit Agreement and Term Loan Credit Agreement, both dated as of July 18, 1997, by and among the REIT as borrower, various lenders and The Chase Manhattan Bank as Administrative Agent;

                                    (3) any Event of Default that has not been
                                    a) cured under any other unsecured and/or recourse lending agreement involving the Companies' Specified Indebtedness in aggregate in the amount of $10,000,000, or
                                    b) waived under any other unsecured and/or recourse lending agreement involving the Companies' Specified Indebtedness in aggregate in the amount of $250,000,000;

                                    (4) Bankruptcy or Insolvency (as such terms are defined in the Agreement); and/or

                                    (5) any failure of the Companies to post
                                    Cash Collateral pursuant to Section III. or
                                    IV. herein if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the Companies.

                                    then, UBS LLC for the account of UBS may upon providing five Business Days notice to the Companies, require all or part of the Transaction to be settled early on the Mandatory unwind Date pursuant to the settlement procedures set forth in Section III.

                                    For purposes of the settlement procedures set forth in Section III, "Day S" shall be the Mandatory Unwind Date and the "Settlement Shares" shall be the number of Paired Shares to be settled pursuant to clause (i) or (ii) above. The Companies may elect the method of settlement for such early settlement in accordance with the settlement provisions set forth herein; provided however, that if Stock Settlement or Net Stock Settlement is elected, and (1) no resale Registration Statement has been provided and declared effective prior to Day S or (2) any resale Registration Statement so provided and declared effective becomes, on Day S or during an Unwind Period, the subject of a stop order suspending its effectiveness or is the subject of any proceeding for that purpose or any such proceeding is threatened by the Commission, then the Companies at their sole opinion may choose to (A) cash collateralize 125% of the obligation to UBS in a manner similar to that described in Section V., (B) effect Physical Settlement as to all of the Settlement Shares in accordance with Section III.B. hereof on the Exchange Trading Day immediately succeeding the occurrence of one of the events specified in (1) or (2) above or (C) effect settlement with unregistered Paired Shares to allow UBS to unwind the Transaction and liquidate any position it may hold in Paired Shares by means of negotiated private resales, to the extent and in the manner permitted by applicable federal and state securities laws. In

                             FORWARD STOCK CONTRACT

                                    recognition that such negotiated private resales, if any, are likely to be completed at prices reflective of a discount to the prevailing open market prices for any freely tradeable Paired Shares, the Companies agree to deliver such number of supplemental Paired Shares as UBS may reasonably request to which UBS shall assign a dollar price in order to approximate an aggregate amount equal to the aggregate discount accepted by UBS in connection with the resale of the unregistered Stock Settlement Shares or the Companies shall pay an amount to UBS equal to the aggregate discount accepted by UBS in connection with the resale of the unregistered Stock Settlement Shares.

                                    Upon completion of all settlement
                                    activities. UBS LLC for the account of UBS, will promptly return all remaining shares in the Companies' Customer Account to the Companies.

Market Disruption Event:            A Market Disruption Event is the occurrence
                                    or existence on any Exchange Trading Day during the one-half hour period that ends at the Valuation Time of any suspension of or limitation imposed on trading on (i) any of the Relevant Exchanges or (ii) any of the exchange or boards of trade or futures contract market on which options of future contracts on the Paired Shares of the Companies are traded that, in the reasonable determination of the Calculation Agent, is material. In the event that a Market
                                    Disruption Event occurs or is continuing on a Valuation Date, any determination of the closing price of the Paired Shares shall be postponed to the first succeeding Exchange
                                    Trading Day on which there is no Market
                                    Disruption Event, provided that if there is a Market Disruption Event on each of the five Exchange Trading Days immediately following the original Valuation Date that but for the Market Disruption Event on each of the five Exchange Trading Days immediately following the original Valuation
                                    Date that but for the Market Disruption
                                    Event would have been a day on which the closing price of the Paired Shares would have been determined, such fifth Exchange
                                    Trading Day shall be deemed to be the
                                    Valuation Date notwithstanding the Market
                                    Disruption Event and the Calculation Agent shall, in consultation with the Companies, determine the closing price for the Valuation Date based upon the last closing price prior to such Market Disruption Event, and if applicable, shall effect the settlement of the Underlying Shares by using such last closing price for the determination of the Stock Settlement Unwind
                                    Price.

                                    The Calculation Agent shall within one (1)
                                    Business Day notify the other party of the existence or occurrence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been a Valuation Date.

Regulatory Compliance:              Each party agrees that if the delivery of
                                    shares upon settlement is subject to any restriction imposed by a regulatory authority, it shall not be an event of default, and the parties will negotiate in good faith a procedure to effect settlement of such shares in a manner which complies with any relevant rules of such regulatory authority and which is satisfactory in form and substance to their respective counsel.

Securities Law Compliance:          Each party agrees that it will comply, in
                                    connection with this Transaction and all related or contemporaneous sales and purchases of the Companies' Paired Shares, with the applicable provisions of the Securities Act, the securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder.

                             FORWARD STOCK CONTRACT

Settlement:                         All settlements shall occur through DTC or
                                    any other mutually acceptable depository.

Settlement Stock Delivery:          Pursuant to the Stock Settlement and Net
                                    Stock Settlement provision sunder Section
                                    III. above, UBS LLC for the account of UBS shall deliver all Settlement Shares to the Companies' Customer Account. Such Paired
                                    Shares will serve as collateral until
                                    released by UBS LLC for the account of UBS in accordance with the settlement mechanics noted under III.E. above, or delivered to the Companies pursuant to Section III.E.5.
                                    Paired Shares held in the Companies'
                                    Customer Account shall not be voted.

                                    The Companies covenant and agree with UBS that Paired Shares delivered by the Companies pursuant to settlement events in accordance herewith will be duly authorized, validly issued, fully paid and non-assessable. The issuance of such Paired Shares will not require the consent, approval, authorization, registration, or qualification of any government authority, except such as shall have been obtained on or before the delivery date to UBS LLC for the account of UBS in connection with any registration statement filed with respect to any share or otherwise.

Settlement Volume:                  In the event of a settlement other than a
                                    mandatory Unwind Event, on any Exchange
                                    Trading Day during an Unwind Period, UBS, pursuant to its hedging activities relating to this Transaction, shall not sell Paired
                                    Shares in an amount in excess of 20% of the average daily volume for the 20 Exchange
                                    Trading Days immediately preceding Day S.

Trading Authorization:              The following individuals and/or any
                                    individual authorized in writing by
                                    the Treasurer of the Companies are
                                    authorized by the Companies to provide
                                    trading instructions to UBS LLC for the
                                    account of UBS with regard to this
                                    Transaction.

                                    William W. Evans for the REIT

                                    and

                                    Leslie NG for OPCO

                             FORWARD STOCK CONTRACT

VII.     Delivery Instructions:

Party A:          Chase NYC
                  UBS Securities LLC
                  ABA 021000021
                  A/C No. ###-##-####
                  Attn:  GED

Party B:          The Chase Manhattan Bank
                  ABA 021000021
                  for the account of Patriot American Revolving Credit Facility DDA# ###-##-####
                  Attn:  Daniella Cassagnolli

                  Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of the Confirmation enclosed for that purpose and returning it to Ms. Gale Herzing, 29th Floor.

Yours faithfully,

Union Bank of Switzerland, London Branch:

By: ___________________________________       By: ______________________________
Name:                                         Name:
Title:                                        Title:
Date:                                         Date:

Patriot American Hospitality, Inc.


By: ___________________________________       By: ______________________________
Name:                                         Name:
Title:                                        Title:
Date:                                         Date:


Patriot American Hospitality Operating Company:


By: ___________________________________       By: ______________________________
Name:                                         Name:
Title:                                        Title:
Date:                                         Date: